EXHIBIT (23)

Independent Auditors' Consent

We consent to the incorporation by reference in Registration Statement No. 33-46506 of Dycom Industries, Inc. on Form S-8 of our report dated October 11, 1995 (which includes an explanatory paragraph relating to the adoption of the Statement of Financial Accounting Standards No. 109) appearing in this Annual Report on Form 10-K of Dycom Industries, Inc. for the year ended July 31, 1995.






DELOITTE & TOUCHE LLP
Certified Public Accountants
West Palm Beach, Florida
October 18, 1995